SYMETRA MUTUAL FUNDS TRUST

EXPENSE LIMITATION AND MANAGEMENT FEE WAIVER AGREEMENT

March 30, 2012

This Expense Limitation and Management Fee Waiver Agreement (this “Agreement”) is by and between Symetra Investment Management, Inc. (the “Adviser”) and Symetra Mutual Funds Trust (the “Trust”), on behalf of each series of the Trust set forth in Schedule A attached hereto (each, a “Fund” and, collectively, the “Funds”).

RECITALS

WHEREAS, the Trust is an open-end management investment company organized under the laws of the State of Delaware and registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company;

WHEREAS, the Adviser is a Washington corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

WHEREAS, the Trust and the Adviser have entered into a management agreement dated March 30, 2012, (the “Management Agreement”) pursuant to which the Adviser provides investment management services to each Fund for compensation based on the value of the average daily net assets of each such Fund;

WHEREAS, the Trust and the Adviser have determined that it is appropriate and in the best interests of each Fund and its shareholders to maintain the expenses of the Funds below the levels to which the Funds might otherwise be subject.

NOW THEREFORE, in consideration of the promises and mutual covenants herein, the parties hereto agree as follows:

1.	Expense Limitation

(a)
Other Expenses Limit.  To the extent that the “Other Expenses” incurred by a Fund in any fiscal year exceed the Maximum Annual Other Expenses Limit as defined in Section 1(b) below, such excess amount (the “Excess Amount”) shall be the liability of the Adviser.  As used in this Agreement, the term “Other Expenses” includes all expenses incurred by a Fund (including the amortized portion of the Trust’s initial organizational expenses incurred by the Adviser prior to the commencement of operations) except for the management fee paid to the Adviser.  Notwithstanding the foregoing, “Other Expenses” does not include interest, taxes, brokerage commissions, expenses in the form of fees paid to Trust service providers by brokers in connection with directed brokerage arrangements, other expenditures which are capitalized in accordance with generally accepted accounting principles, dividends payable on securities sold short and other expenses related to short sales, acquired fund fees and expenses, and extraordinary expenses not incurred in the ordinary course of such Fund’s business.

(b)
Maximum Annual Other Expenses Limit.  The “Maximum Annual Other Expenses Limit” with respect to each Fund shall be the amount specified in Schedule A based on a percentage of the average daily net assets of each Fund.

(c)
Method of Computation.  To determine the Adviser’s liability with respect to the Excess Amount, each month the Other Expenses for each Fund shall be annualized as of the last day of the month.  If the annualized Other Expenses for any month of a Fund exceed the Maximum Annual Other Expenses Limit of such Fund, the Adviser shall remit to the appropriate Fund or Funds an amount that is sufficient to pay such Excess Amount.

(d)
Year-End Adjustment.  If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the amount of the payments remitted by the Adviser to the Fund or Funds with respect to the previous fiscal year shall equal the Excess Amount.

2.
Waiver of Management Fees.  During the term of this Agreement, the Adviser shall reduce or waive a portion of the management fees paid by each Fund, such that the effective management fees payable by that Fund to the Adviser on an annual basis shall be equal to the amount set forth in Schedule B hereto.

3.	Reimbursement of Expense Reimbursements and Waived Management Fees

(a)
Reimbursement.  If in any fiscal year in which the Management Agreement is in effect for a Fund, the estimated aggregate Other Expenses of such Fund for the fiscal year are less than the Maximum Annual Other Expenses Limit for that year, the Adviser shall be entitled to reimbursement by such Fund, in whole or in part as provided below, of the payments remitted by the Adviser to such Fund pursuant to Section 1 hereof and the management fees that were waived pursuant to Section 2 hereof.  The total amount of reimbursement to which the Adviser may be entitled (“Reimbursement Amount”) shall equal, at any time, the sum of all payments remitted by the Adviser to the Fund pursuant to Section 1 hereof, during any of the previous three (3) fiscal years, plus the sum of all management fees previously waived pursuant to Section 2 hereof, during any of the previous three (3) fiscal years, less any reimbursement previously paid by such Fund to the Adviser, pursuant to Section 3(b) hereof, with respect to such waivers and payments.  The Reimbursement Amount shall not include any additional charges or fees whatsoever, including, e.g., interest accruable on the Reimbursement Amount.

(b)
Method of Computation.  To determine each Fund’s payments, if any, to reimburse the Adviser for the Reimbursement Amount, each month the Other Expenses of each Fund shall be annualized as of the last day of the month.  If the annualized Other Expenses of a Fund for any month are less than the Maximum Annual Other Expenses Limit of such Fund, such Fund shall pay to the Adviser an amount sufficient to increase the annualized Other Expenses of that Fund to an amount no greater than the Maximum Annual Other Expenses Limit of that Fund, provided that such amount paid to the Adviser will in no event exceed the total remaining Reimbursement Amount.

(c)
Year-End Adjustment.  If necessary, on or before the last day of the first month of each fiscal year, an adjustment payment shall be made by the appropriate party in order that the actual Other Expenses of a Fund for the prior fiscal year (including any reimbursement payments hereunder with respect to such fiscal year) do not exceed the Maximum Annual Other Expenses Limit.

(d)
Limitation of Liability.  The Adviser shall look only to the assets of the Fund for which it waived fees or remitted payments for reimbursement under this Agreement and for payment of any claim hereunder, and neither the other Funds, nor any of the Trust’s trustees, officers, employees, agents, or shareholders, whether past, present or future shall be personally liable therefor.

4.
Term and Termination of Agreement.  This Agreement will become effective March 30, 2012 and will continue in effect until the date set forth on Schedules A and B.  This Agreement may be extended upon agreement of the parties, at which time Schedule A and/or Schedule B, as applicable, shall be amended to reflect the new term.  This Agreement shall terminate automatically upon the termination of the Management Agreement and may be terminated without penalty, with respect to any Fund for which there is no remaining Reimbursement amount, by the Trust upon sixty (60) days written notice to the Adviser

5.	Miscellaneous.

(a)
Captions.  The captions in this Agreement are included for convenience of reference only and in no other way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

(b)
Interpretation.  Nothing herein contained shall be deemed to require the Trust or the Funds to take any action contrary to the Trust’s Declaration of Trust, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Trust’s Board of Trustees of its responsibility for and control of the conduct of the affairs of the Trust or the Funds.

(c)
Definitions.  Any question of interpretation of any term or provision of this Agreement including but not limited to the management fee, the computations of net asset values, and the allocation of expenses, having a counterpart in or otherwise derived from the terms and provisions of the Management Agreement or the 1940 Act, shall have the same meaning as and be resolved by reference to such Management Agreement or the 1940 Act.

(d)	Applicable Law. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the state of Delaware, without reference to the conflict of laws principles thereof.

(e)
Severability.  If any portion of this Agreement shall be found to be invalid or unenforceable by a court or tribunal or regulatory agency of competent jurisdiction, the remainder shall not be affected thereby, but shall have the same force and effect as if the invalid or unenforceable portion had not been part of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SYMETRA MUTUAL FUNDS TRUST

By:  ________________________________
Name:
Title:

SYMETRA INVESTMENT MANAGEMENT, INC.

By:  ________________________________
Name:
Title:

Schedule A

Operating Expense Limits

Fund	Maximum Annual Other Expenses Limit	Expiration of Term of Agreement
Symetra DoubleLine Total Return Fund	0.13%	April 30, 2013
Symetra DoubleLine Emerging Markets Income Fund	0.13%	April 30, 2013
Symetra Yacktman Focused Fund	0.12%	April 30, 2013
Symetra DFA U.S. CORE Equity Fund	0.13%	April 30, 2013
Symetra DFA International CORE Equity Fund	0.14%	April 30, 2013
Symetra Pension Reserve Fund – 2016 (b. 1942-1947)	0.13%	April 30, 2013
Symetra Pension Reserve Fund – 2020 (b. 1942-1947)	0.13%	April 30, 2013
Symetra Pension Reserve Fund – 2024 (b. 1942-1947)	0.13%	April 30, 2013
Symetra Pension Reserve Fund – 2016 (b. 1948-1952)	0.13%	April 30, 2013
Symetra Pension Reserve Fund - 2020 (b. 1948-1952)	0.13%	April 30, 2013
Symetra Pension Reserve Fund – 2024 (b. 1948-1952)	0.13%	April 30, 2013
Symetra Pension Reserve Fund – 2028 (b. 1948-1952)	0.13%	April 30, 2013
Symetra Pension Reserve Fund – 2016 (b. 1953-1957)	0.13%	April 30, 2013
Symetra Pension Reserve Fund – 2020 (b. 1953-1957)	0.13%	April 30, 2013
Symetra Pension Reserve Fund – 2024 (b. 1953-1957)	0.13%	April 30, 2013
Symetra Pension Reserve Fund – 2028 (b. 1953-1957)	0.13%	April 30, 2013
Symetra Pension Reserve Fund – 2020 (b. 1958-1962)	0.13%	April 30, 2013
Symetra Pension Reserve Fund – 2024 (b. 1958-1962)	0.13%	April 30, 2013
Symetra Pension Reserve Fund – 2028 (b. 1958-1962)	0.13%	April 30, 2013

Schedule B

Effective Management Fees After Waiver

Fund	Effective Management Fee After Waiver of 0.05%	Expiration of Term of Agreement
Symetra DoubleLine Total Return Fund	0.50%	April 30, 2013
Symetra DoubleLine Emerging Markets Income Fund	0.85%	April 30, 2013
Symetra Yacktman Focused Fund	0.95%	April 30, 2013
Symetra DFA U.S. CORE Equity Fund	0.37%	April 30, 2013
Symetra DFA International CORE Equity Fund	0.55%	April 30, 2013
Symetra Pension Reserve Fund – 2016 (b. 1942-1947)	0.27%	April 30, 2013
Symetra Pension Reserve Fund – 2020 (b. 1942-1947)	0.27%	April 30, 2013
Symetra Pension Reserve Fund – 2024 (b. 1942-1947)	0.27%	April 30, 2013
Symetra Pension Reserve Fund – 2016 (b. 1948-1952)	0.27%	April 30, 2013
Symetra Pension Reserve Fund - 2020 (b. 1948-1952)	0.27%	April 30, 2013
Symetra Pension Reserve Fund – 2024 (b. 1948-1952)	0.27%	April 30, 2013
Symetra Pension Reserve Fund – 2028 (b. 1948-1952)	0.27%	April 30, 2013
Symetra Pension Reserve Fund – 2016 (b. 1953-1957)	0.27%	April 30, 2013
Symetra Pension Reserve Fund – 2020 (b. 1953-1957)	0.27%	April 30, 2013
Symetra Pension Reserve Fund – 2024 (b. 1953-1957)	0.27%	April 30, 2013
Symetra Pension Reserve Fund – 2028 (b. 1953-1957)	0.27%	April 30, 2013
Symetra Pension Reserve Fund – 2020 (b. 1958-1962)	0.27%	April 30, 2013
Symetra Pension Reserve Fund – 2024 (b. 1958-1962)	0.27%	April 30, 2013
Symetra Pension Reserve Fund – 2028 (b. 1958-1962)	0.27%	April 30, 2013